                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the commission Only (as permitted by Rule 14s-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12

                        Resource Bankshare Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                April [20,] 2000





Dear Fellow Shareholders:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Resource Bankshares Corporation (the "Company") to be held on Thursday, May 25, 2000, at 9:30 a.m., at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462. The accompanying Notice and Proxy Statement describe the items of business to be considered at the Annual Meeting. Please read these documents carefully.

         Specifically, you will be asked to consider and approve four items of business: (i) the approval of an amendment to the Company's Articles of Incorporation to create a classified Board of Directors with staggered three year terms, (ii) the approval of an amendment to the Company's Articles of Incorporation to provide that shareholders may only remove directors for cause,
(iii) the election of seven incumbent directors, each of whom will be appointed to a specific class for purposes of future elections, and (iv) the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for the 2000 fiscal year. The Board of Directors encourages you to read carefully the enclosed Proxy Statement and to VOTE FOR all the matters to be considered at the Annual Meeting.

         We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign, and date the enclosed Proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares you own. We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

                                  Sincerely,

                                  RESOURCE BANKSHARES CORPORATION



                                  Lawrence N. Smith
                                  President and Chief Executive Officer

                         RESOURCE BANKSHARES CORPORATION
                  NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 25, 2000

To Our Shareholders:

         The 2000 Annual Meeting of Shareholders of Resource Bankshares Corporation (the "Company") will be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462, on Thursday, May 25, 2000, at 9:30 a.m., for the following purposes:

     1. To consider and vote upon a proposed amendment to the Company's Articles of Incorporation to create a classified Board of Directors with staggered three year terms.

     2. To consider and vote upon a proposed amendment to the Company's Articles of Incorporation to provide that directors may only be removed by shareholders for cause.

     3. To elect a total of seven (7) incumbent directors:

          3.1 Two of whom will be Class A directors to hold office for a term of one year and until their successors are elected and qualified.

          3.2 Two of whom will be Class B directors to hold office for a term of two years and until their successors are elected and qualified.

          3.3 Three of whom will be Class C directors to hold office for a term of three years and until their successors are elected and qualified.

     4. To consider and vote upon the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for the 2000 fiscal year.

     5. To transact such other business as may properly come before the meeting.

         If proposal 1. above regarding the creation of a classified board of directors is not approved by shareholders, any elected directors would serve a one year term and until their successors are elected and qualified.

     Shareholders of record at the close of business on April 3, 2000, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated in 1., 2., 3., and
4. above.

         PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

                                    By Order of the Board of Directors


                                    ---------------------------------------
                                    Debra C. Dyckman
                                    Secretary of the Board
April [20], 2000

                                 PROXY STATEMENT

         This Proxy Statement and the enclosed proxy card ("Proxy") are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Resource Bankshares Corporation (the "Company") to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Clarion Hotel, 4453 Bonney Road, Virginia Beach, Virginia 23462, at 9:30 a.m., Eastern Time, on Thursday, May 25, 2000, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

         Only shareholders of record at the close of business on April 3, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. This Proxy is being mailed on or about April [20,] 2000.

REVOCABILITY OF PROXY

         Execution of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. If your Proxy is properly signed, received by the Company and not revoked by you, the shares to which it pertains will be voted at the Annual Meeting in accordance with your instructions. If a shareholder does not return a signed Proxy, his or her shares cannot be voted by proxy.

SOLICITATION OF PROXIES

         The cost of soliciting Proxies will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners and to secure their voting instructions if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and regular employees of the Company may solicit Proxies personally, by telephone or by telegram from some shareholders if Proxies are not received promptly, for which no additional compensation will be paid.

VOTING SHARES AND VOTE REQUIRED

         On the Record Date, the Company had 2,555,579 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented at the Annual Meeting. Under the terms of the Company's existing Articles of Incorporation, the affirmative vote of more than a majority of the outstanding shares of Common Stock is required to approve the proposed amendments to the Company's Articles of Incorporation. Directors are elected by a plurality of votes cast by shareholders at the Annual Meeting. A majority of votes cast is required to ratify the appointment of auditors. Abstentions, broker non-votes, and withheld votes will be counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but such votes (i) will have the effect of a vote against the proposed amendments to the Company's Articles of Incorporation and (ii) will not be considered "votes cast" based on the Company's understanding of state law requirements and the Company's Articles of Incorporation and Bylaws.

         All shareholder meeting proxies, ballots and tabulations that identify individual shareholders are kept secret and no such document shall be available for examination, nor shall the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements and the laws of Virginia. Votes will be counted and certified by the Proxy Committee of the Board of Directors, whose members are Alfred Abiouness, John Bernhardt, and Lawrence Smith. The members of the Proxy Committee will also act as the inspectors of elections at the Annual Meeting as required under Virginia law.

         Unless specified otherwise, Proxies will be voted (i) FOR the proposed amendment to the Company's Articles of Incorporation to create a classified Board of Directors with staggered three year terms, (ii) FOR the proposed amendment to the Company's Articles of Incorporation to provide that directors may only be removed by shareholders for cause, (iii) FOR the election of the two nominees to serve as Class A directors of the Company until the 2001 Annual Meeting and until their successors are duly elected and qualified, (iv) FOR the election of the two nominees to serve as Class B directors of the Company until the 2002 Annual Meeting and until their successors are duly elected and qualified, (v) FOR the election of the three nominees to serve as Class C directors until the 2003 Annual Meeting and until their successors are duly elected and qualified and (vi) FOR the ratification of the appointment of Goodman & Company, L.L.P. as independent auditors for 2000. In the discretion of the Proxy holders, the Proxies will also be voted for or against such other matters as may properly come before the Annual Meeting. Management is not aware of any other matters to be presented for action at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
OWNERS

         The following table sets forth information as of April 3, 2000, relating to the beneficial ownership of the Company's Common Stock by (i) each of the Company's director-nominees (who also constitute all of the current directors of the Company) and named executive officers who own Common Stock,
(ii) all of the Company's director-nominees and executive officers as a group, and (iii) any other person known by the Company to own beneficially 5% or more of the Company's Common Stock. The named executive officers consist of those individuals for whom compensation information is provided in the "Summary Executive Compensation Table" appearing elsewhere in this Proxy Statement. Except as otherwise set forth below, the Company is not aware of any person or group of affiliated persons who owns more than 5% of the Common Stock of the Company. All of the Company's director-nominees and named executive officers receive mail at the Company's principal executive offices at 3720 Virginia Beach Blvd., Virginia Beach, Virginia 23452.

                                    Number of Shares               Percent of
                 Name              Beneficially Owned         Outstanding Shares
                 ----              ------------------         ------------------

Director - Nominees and
Named Executive Officers
------------------------
Alfred E. Abiouness                     69,846(1)                       2.70
John B. Bernhardt                       50,164(2)                       1.93
Thomas W. Hunt                          49,202(3)                       1.92
Louis R. Jones                         236,335(4)                       9.18
A. Russell Kirk                        105,096(5)                       4.09
Lawrence N. Smith                      131,734(6)                       5.04
Elizabeth A. Twohy                      40,340(7)                       1.57
Debra C. Dyckman                        38,394(8)                       1.49

T. A. Grell, Jr.                         1,066                              *
Harvard R. Birdsong, II                  1,100                              *
Directors and Executive
Officers as a Group
(11 Persons)                           740,459                         26.62

Other 5% Beneficial
Owners
------
Alan M. Voorhees                       128,880(9)                       5.01
1308 Devil's Reach Road
Suite 302
Woodbridge, VA 22192

-----------------------------------------------
*    Less than 1% ownership

(1)  Includes options to purchase 30,166 shares that are currently exercisable.

(2)  Includes options to purchase 46,832 shares that are currently exercisable.

(3) Includes 30,414 shares owned by Mr. Hunt's wife and 13,860 shares owned by Mr. Hunt's children, for which Mr. Hunt shares voting and investment power. Does not include warrants to purchase 13,500 shares held by Mr. Hunt's spouse and children, for which Mr. Hunt does not share voting or investment power. Also does not include 40,964 shares held jointly by Mr. Hunt's spouse and Alan M. Voorhees as trustees for the benefit of Mr. Voorhees' grandchildren, for which Mr. Hunt does not share voting or investment power.

(4)  Includes options to purchase 20,166 shares that are currently exercisable.

(5)  Includes options to purchase 13,500 shares that are currently exercisable.

(6) Includes options to purchase 58,266 shares that are currently exercisable. Also includes 52,202 shares owned by the Smith Family Partnership for which Mr. Smith shares voting and investment power.

(7) Includes options to purchase 20,166 shares that are currently exercisable. Also includes 6,000 shares owned by Ms. Twohy's minor children.

(8)  Includes options to purchase 21,065 shares that are currently exercisable.

(9) Includes 61,446 shares held by Mr. Voorhees' spouse as trustee for several trusts, the beneficiaries of which are Mr. Voorhees' grandchildren, as to which shares Mr. Voorhees disclaims beneficial ownership. Also includes warrants to purchase 18,000 shares held by Mr. Voorhees and his spouse. Does not include an aggregate of 134,358 shares held by Mr. Voorhees' adult children and Mr. Hunt, Mr. Voorhees' son-in-law, for their own benefit or for the benefit of Mr. Voorhees' grandchildren.

                               PROPOSALS 1. AND 2.
                     AMENDMENTS TO ARTICLES OF INCORPORATION

Background Information and Effects of Proposed Amendments.

         The Company's Board of Directors ("Board") has unanimously approved and recommended that the shareholders of the Company approve two amendments to the Company's Articles of Incorporation. The first proposed amendment provides for the classification of the Board into three classes of directors with staggered terms of office and the second proposed amendment provides that directors may only be removed by shareholders for cause (these two amendments collectively the "Anti-Takeover Amendments"). Each of the Anti-Takeover Amendments will be acted upon as a separate proposal at the Annual Meeting and approval of one Anti-Takeover Amendment is not conditioned upon approval of the other Anti-Takeover Amendment.

         Virginia law permits the Company to include a provision in its Articles of Incorporation that provides for a classified board of directors with staggered three year terms. Absent such a provision, Virginia law provides that all directors serve a one year term and until their successors are duly elected and qualified. The proposed classified board amendment to the Company's Articles of Incorporation would provide that directors will be classified into three classes, as nearly equal in number as possible. One class would hold office initially for a term expiring at the 2001 Annual Meeting, one class would hold office initially for a term expiring at the 2002 Annual Meeting, and the other class would hold office initially for a term expiring at the 2003 Annual Meeting. At each Annual Meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting after their election, and until their successors have been duly elected and qualified. Under Virginia law, directors chosen to fill vacancies on the classified board would hold office until the next shareholders meeting at which directors were elected, even if a new director was filling an unexpired term in a class with more than one year remaining in its term.

         If the classified board proposal is adopted, the election procedure described above would be applicable to every election of directors, without regard to whether a change of control of the Company is likely to occur. If the proposed amendment to create a classified board is not adopted by shareholders, all seven director-nominees will be nominated and elected to serve a one-year term until the Company's 2001 Annual Meeting of Shareholders. The Company's Articles of Incorporation do not authorize cumulative voting for directors and the proposed amendments would not change the requirement that any directors standing for reelection must be elected by a plurality of votes cast.

         The second proposed amendment provides that directors may only be removed by shareholders for cause. Virginia law provides that directors may be removed by shareholders with or without cause, unless a corporation's articles of incorporation provide that directors may be removed only with cause. The Virginia law that allows a corporation to provide in its Articles of Incorporation that directors may be removed only for cause does not define the term "cause." Further, the Board does not believe that any Virginia case law delineates the meaning of the term "cause" in the context of removal of directors. To provide the Board and shareholders with more certainty regarding the meaning of the term cause, the proposed amendment provides that cause shall be deemed to mean willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security. This standard is the same standard under which Virginia corporations may not limit the liability of a director or officer in any proceeding brought against a director or officer by or in the right of a corporation or by or on behalf of shareholders of the corporation.

         The proposals are not intended as a takeover-resistive measure in response to a specific threat, but rather are being recommended to assure fair treatment of the Company's shareholders in takeover situations. Although the Board may review other possible anti-takeover programs, the Board has no present intention of proposing additional amendments to the Articles of Incorporation that would affect the ability of a third party to change control of the Company.

         The Company's Articles of Incorporation and Bylaws currently do not contain any provisions intended by the Company to have a specific anti-takeover effect. However, the existing Articles of Incorporation authorize the issuance of shares of preferred stock and further authorize the Board to determine, subject to the provisions of Virginia law, the designations, preferences and rights, including voting rights, of any series or shares of preferred stock. Currently, no shares of preferred stock are issued or outstanding. Although the Board currently has no intention of doing so, shares of preferred stock could be issued to a holder that may thereby have sufficient voting power to assure that any proposal to remove directors, or any proposal to alter, amend or repeal the provisions that the Board proposes to add to the Company's Articles of Incorporation, would not receive the requisite shareholder vote. Accordingly, the power to issue shares of preferred stock could enable the Board to make it more difficult to replace incumbent directors.

         While all directors and named executive officers of the Company in the aggregate beneficially own approximately 27% of the outstanding shares of Common Stock, the Board still believes that the proposed amendments are in the best interests of the shareholders of the Company. Any future growth by the Company could require the issuance of capital stock, which in turn could have the effect of diluting the percentage of shares owned by officers and directors. Also, any sales of common stock by these individuals in the future could also have the effect of diluting their ownership percentage.

Advantages of Amendments.

         The Board has observed that certain tactics, including the accumulation of substantial stock positions as a prelude to an attempted takeover or significant corporate restructuring, have become relatively common in corporate takeover practice. The Board is of the opinion that such tactics can be highly disruptive to a company and can result in dissimilar treatment of a company's shareholders. The proposed amendments will, by making it more time consuming and difficult for a substantial shareholder or shareholders to gain control of the Board without its consent, ensure some continuity in the management of the business and affairs of the Company and provide the Board with sufficient time to review both takeover proposals and appropriate alternatives. The Board also believes that the proposed amendments will serve to encourage any person intending to attempt a takeover to negotiate in advance with the Board, which in turn would allow the Board to protect better the interests of the Company's shareholders. In addition to these advantages, the Board also believes that making directors removable only for cause will ensure that the purpose of having a classified board as an anti-takeover measure will not be circumvented by removing directors without cause.

Disadvantages of Amendments.

         Shareholders should be aware that the proposed classified board will extend the time required to effect a change in control of the Board and may discourage hostile takeover bids for the Company, even if such a bid might be deemed by shareholders to be in their best interests. If shareholders approve the amendment to the Company's Articles of Incorporation to create a classified board of directors, it will take at least two annual meetings for a majority of shareholders to effectuate a change in control of the Board. Currently, a majority of shareholders could effectuate a change in control of the Board at one shareholder meeting. Because of the additional time required to change control of the Board, and the limitation on the removal of directors, the proposed amendments to the Articles of Incorporation will tend to perpetuate present management. The Board also believes that the proposed amendments (i) will significantly reduce the possibility that a third party could affect a sudden or surprise change in majority control of the Board without the support of the incumbent Board, and (ii) will have significant effects on the ability of the Company's shareholders to cause immediate changes in the composition of the Board and otherwise to exercise their voting power to affect the composition of the Board.

         In addition, since the proposed amendments are designed to discourage accumulations of large blocks of Common Stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the amendments could tend to reduce any temporary fluctuations in the market price of the Common Stock that are caused by such accumulations. Accordingly, shareholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price. Because the classified board proposal will increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the Company's outstanding stock, a classified board may tend to discourage certain tender offers that would otherwise allow shareholders the opportunity to realize a premium over the market price of their stock. The proposed amendments to the Articles of Incorporation will also make it more difficult for the Company's shareholders to change the composition of the Board even if the shareholders believe such a change would be desirable based on the performance of directors and the Company.

Vote Required to Approve Amendments.

         At the Annual Meeting, shareholders will be asked to vote separately on the two proposed amendments to the Company's Articles of Incorporation. As allowed under Virginia law, the Company's Articles of Incorporation currently provide that any amendment to the Articles of Incorporation must be approved by a majority of the votes entitled to be cast on the amendment. As a result, the affirmative vote of a majority of the outstanding shares of Common Stock is required to approve each of the proposed amendments. Each of the two proposed amendments will be acted upon as a separate proposal at the Annual Meeting and approval of one proposed amendment is not conditioned upon approval of the other proposed amendment.

         A copy of the proposed amendments to the Company's Articles of Incorporation is attached to this Proxy Statement as Exhibit A.
                                                     ---------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE (i) FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CREATE A CLASSIFIED BOARD OF DIRECTORS WITH STAGGERED THREE YEAR TERMS AND (ii) FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE THAT DIRECTORS MAY ONLY BE REMOVED BY SHAREHOLDERS FOR CAUSE.

                        PROPOSAL 3. ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of directors shall be between 5 and 15. There are currently 7 directors serving on the Board. Subject to approval of the proposed amendment to the Company's Articles of Incorporation to create a classified Board of Directors, the Board of Directors will be divided into three (3) classes, Class A, Class B and Class C as such directors are elected at the 2000 Annual Meeting. The initial terms of the Class A directors elected at the 2000 Annual Meeting will expire at the Company's 2001 Annual Meeting. The initial terms of the Class B directors elected at the 2000 Annual Meeting will expire at the Company's 2002 Annual Meeting. The initial terms of the Class C directors elected at the 2000 Annual Meeting will expire at the Company's 2003 Annual Meeting. Commencing with the

2001 Annual Meeting, directors will be elected to serve for three year terms and until their successors are duly elected and qualified. If the proposal to create a classified board is not approved, all seven nominees to serve as directors will be nominated and elected to serve a one year term.

         Two persons have been nominated by the Board of Directors to serve as the Class A directors until the 2001 Annual Meeting, two persons have been nominated by the Board of Directors to serve as the Class B directors until the 2002 Annual Meeting and three persons have been nominated by the Board of Directors to serve as the Class C directors until the 2003 Annual Meeting.

         The Board of Directors recommends that the two nominees to serve as Class A directors, Louis Jones and Russell Kirk, be elected to serve as the Class A directors until the 2001 Annual Meeting, that the two nominees to serve as Class B directors, Alfred Abiouness and Elizabeth Twohy, be elected to serve as the Class B directors until the 2002 Annual Meeting and that the three nominees to serve as Class C directors, John Bernhardt, Thomas Hunt and Lawrence Smith, be elected to serve as the Class C directors until the 2003 Annual Meeting. Proxies received by the Company will be voted for the election of all seven nominees unless marked to the contrary. A shareholder who desires to withhold voting of the Proxy for all or one or more of the nominees may so indicate on the Proxy. All of the nominees are currently members of the Board and all have consented to be named and have indicated their intent to serve, if elected. If any nominee becomes unable to serve, an event which is not anticipated, the Proxy will be voted for a substitute nominee to be designated by the Board or the number of directors will be reduced.

         The Company does not have a separate nominating committee. The functions customarily attributable to such a committee are performed by the Board as a whole. For information regarding the Company's bylaw provisions that govern shareholder nominations of director candidates, see "Submission of Proposals and Other Matters Related to 2001 Annual Meeting" elsewhere in this Proxy Statement.

Names of Director-Nominees and Committee Memberships

         The following table and accompanying footnotes set forth the names, ages and date of each nominee's first election to the Board and also provide information on Board committees:

               Name                        Age                 Director Since(1)
               ----                        ---                 -----------------
Alfred E. Abiouness(A)(B)(C)(D)             68                        1988
John B. Bernhardt(A)(B)(C)(D)               70                        1992
Thomas W. Hunt(A)(B)(D)                     44                        1997
Louis R. Jones(A)(B)(D)                     64                        1993
A. Russell Kirk(A)(B)(D)                    52                        1992
Lawrence N. Smith(A)(C)                     62                        1992
Elizabeth A. Twohy(A)(B)(D)                 47                        1993

--------------------

(1) At the 1998 Annual Meeting of Resource Bank (the "Bank"), the shareholders of the Bank approved a Plan of Reorganization pursuant to which each share of Bank Common Stock was exchanged for two shares of the Company's Common Stock and the Bank became a wholly owned banking subsidiary of the Company ("Plan of Reorganization"). The effective date of the Plan of Reorganization was July 1, 1998. Prior to the effective date of the Plan of

     Reorganization, the director-nominees served on the Board of Directors of the Bank. Since the effective date of the Plan of Reorganization, the director-nominees have served on the Company's Board of Directors and have continued to serve on the Bank's Board of Directors. The dates set forth above indicate the dates on which the director-nominees first served on the Bank's Board of Directors. All share figures in this Proxy Statement give effect to the 2:1 share exchange effectuated pursuant to the Plan of Reorganization.

(A) Member of the Credit Risk Committee of the Bank. The Credit Risk Committee reviews all loan activity and policy of the Bank, acts upon large loan requests presented to the Bank, and monitors outstanding loans and collection efforts. Also member of the Market Risk and Liquidity Risk Committees of the Bank. Each of these three committees held 12 meetings in 1999.

(B) Member of the Audit Committee. The Audit Committee is empowered by the Board of Directors to, among other things, recommend the firm to be employed by the Company as its independent auditor and to consult with such auditor regarding audits and the adequacy of internal accounting controls. The Audit Committee held two meetings in 1999.

(C) Member of the Proxy Committee, which collects and accounts for all proxies and exercises proxy authority at all shareholder meetings. The Proxy Committee held one meeting in 1999.

(D) Member of the Compensation Committee, which recommends to the Board the salaries for officers and the compensation to be paid directors, and determines the persons to whom incentive stock options are granted, the number of shares subject to option, and the appropriate vesting schedule. The Compensation Committee held one meeting in 1999.

Background and Experience

     The following information relates to the business background of the seven director-nominees. There are no family relationships among any of the director-nominees nor is there any arrangement or understanding between any director-nominees and any other person pursuant to which the director-nominee was selected.

Nominees for Class A Directors Whose Terms Will Expire in 2001

     Mr. Jones has been President of Hollomon-Brown Funeral Home, Inc. since 1954. Mr. Jones is also Chairman of the Board of Snelling Funeral Homes, Inc. and is President of Allstate Leasing Corporation, Memorial Services Planning Corporation, Advance Charge Plan, Inc., Tidewater Cemetery Corporation and Lu-El Realty, Inc. Mr. Jones has also been active in civic affairs and serves on the City Council of Virginia Beach.

     Mr. Kirk has been President of Armada/Hoffler Holding Company (a real estate land development, construction and properties management firm) since 1983 and has been Co-CEO of Goodman Segar Hogan Hoffler since 1993. Mr. Kirk is also Chairman and Commissioner of the Virginia Port Authority, Norfolk, Virginia.

Nominees for Class B Directors Whose Terms Will Expire in 2002

     Mr. Abiouness has been President of Abiouness, Cross & Bradshaw, Inc., a Norfolk structural engineering and architectural consulting firm, since 1974. Mr. Abiouness is a past Commissioner of the Norfolk Redevelopment and Housing Authority.

     Ms. Twohy is President of Capital Concrete, Inc. of Norfolk, Virginia, a ready-mixed concrete manufacturer, and has been employed by the Company since 1975. Ms. Twohy is on the Board of Directors of Tidewater Builders Association and is past president of the Virginia Ready-Mixed Concrete Association.

Nominees for Class C Directors Whose Terms Will Expire in 2003

     Mr. Bernhardt has over 30 years of commercial banking experience. Mr. Bernhardt served as Executive Vice President of Virginia National Bank and Virginia National Bankshares, Inc. from 1972 to 1979, and as President and Director of those institutions from 1980 to 1983. From 1984 to 1988, Mr. Bernhardt was the Vice Chairman of the Board of Directors of Sovran Financial Corporation, Norfolk, Virginia, and Sovran Bank, N.A., Richmond, Virginia. He was also the President and Chief Executive Officer of Sovran Services from 1986 to 1988. Mr. Bernhardt resigned from all of his Sovran positions in April of 1988. He is currently a Managing Director of Bernhardt/Gibson, Inc., a financial services firm, with whom he has been employed since 1988. Mr. Bernhardt is also a director of Dominion Resources, Inc.

     Mr. Hunt is the Vice President of Summit Enterprises, Inc. of McLean, Virginia, an investment management company focused primarily on venture capital opportunities, and he has been employed by Summitt Enterprises since 1984. He is the former Chairman of the Board of Directors of Eastern American Bank, FSB, which the Bank acquired in 1997. Mr. Hunt is a director of Bryce Office Systems, Inc., Intelisys Electronic Commerce and Digital Access Control.

     Mr. Smith joined the Bank in December 1992 and served as its President and Chief Executive Officer until the implementation of the Plan of Reorganization, after which he was appointed President and Chief Executive Officer of the Company. Mr. Smith continues to serve as the Chief Executive Officer of the Bank. Mr. Smith has over 19 years of experience with United Virginia Bank/Seaboard National and United Virginia Bank - Eastern Region, predecessor of Crestar Bank - Eastern Region ("Crestar"). From 1973 until May 1983, Mr. Smith was President of Crestar and also served on major committees of the holding company, United Virginia Bankshares, Inc., predecessor of Crestar Bankshares, Inc. He retired from Crestar in May 1983. Mr. Smith formed Essex Financial Group, Inc., a financial holding company, in May 1983. Mr. Smith serves on the board of directors of Heilig-Meyers Corporation, a national furniture retailer, Empire Machinery and Supply Corporation, a Norfolk based supplier of industrial products, and he has been active in civic affairs for the past 30 years.

Board Meetings

     The business of the Company is managed under the direction of the Board. The Board meets at least monthly to review significant developments affecting the Company and to act on matters requiring approval by the Board. The Board held 12 meetings in 1999. During 1999, each member of the Board participated in at least

75% of all meetings of the Board and at least 75% of all applicable committee meetings, except that Mr. Bernhardt attended one of the two Audit Committee meetings held in 1999.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

     The following table presents an overview of executive compensation paid by the Company and its subsidiaries during 1999, 1998 and 1997 to Lawrence N. Smith, President and Chief Executive Officer, and to the other executive officers of the Company whose combined salary and bonus exceeded $100,000 in 1999 (collectively, the "Named Executive Officers"). Compensation information includes compensation paid by the Bank to the Named Executive Officers in their capacity as executive officers of the Bank. There are an additional 12 current employees of the Bank who earned in excess of $100,000 in combined salary, bonus and commissions in 1999, but who are not executive officers of the Company.


                                                                                    Long Term
                                                    Annual Compensation           Compensation
                                                    -------------------           ------------
                                                                                   Securities
                                                                                   Underlying          All Other
Name and principal position                  Year      Salary($)        Bonus($)   Options(#)     Compensation($)(1)
---------------------------                  ----      ---------        --------   ----------     ------------------

Lawrence N. Smith, President and CEO         1999       $262,500           $   0          --             $5,078
  of Resource Bankshares Corporation         1998        250,000         200,000          --              5,000
                                             1997        200,000         160,000          --              4,744

T. A. Grell, Jr., President of Resource      1999        200,000          46,900      15,000              5,100
Bank(2)                                      1998         12,179               0          --                377

Harvard R. Birdsong, II, Senior Vice         1999        110,250          20,000          --              2,034
  President, Chief Credit Officer -          1998         90,000          45,000          --              2,021
  Resource Bank                              1997         75,000          22,500      15,000              1,970

Debra C. Dyckman, Senior Vice President      1999        101,000          25,000          --              2,014
  of Operations                              1998         92,900          45,000          --              2,053
                                             1997         84,000          29,400          --              1,964

-----------------
(1)      Consists of Company contributions to 401(k) Plan.
(2)      Mr. Grell became employed by Resource Bank effective December 9, 1998.

Option Grants in Last Fiscal Year

     The table below sets forth information regarding stock option grants to T.
A. Grell, Jr. during the fiscal year ended December 31, 1999. No other Named Executive Officer was granted stock options during the year ended December 31, 1999.

                            Number of       Percent of Total
                           Securities      Options Granted to
                           Underlying         Employees in                                             Grant Date
         Name                Options          Fiscal Year        Exercise Price   Expiration Date   Present Value(1)
         ----                -------          -----------        --------------   ---------------   -------------

T. A. Grell, Jr.             14,571              16.1%               $17.87            1/4/2009         $100,675

                                429                .5%               $21.75           5/27/2009           $3,600

------------
(1) The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk free interest rate of 6.25%, dividend yield of 2.35%, volatility factor of the expected market price of the Company's common stock of
 .36, and a weighted-average expected life of the options of 7.5 years. The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there can be no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

Fiscal Year-End Options Table

         The table below sets forth information regarding (i) the exercise of stock options by the Named Executive Officers in 1999 and (ii) exercisable and unexercisable stock options held as of December 31, 1999 by the Named Executive Officers.


                                                    Number of Securities
                                                   Underlying Unexercised
                                                           Options              Value of Unexercised In-The-Money
                                                   at Fiscal Year-End (#)       Options at Fiscal Year-End ($)(1)
                                                   -----------------------      ------------------------------
                          Shares
                         Acquired
                           Upon        Value
Name                   Exercise (#)  Realized ($) Exercisable   Unexercisable       Exercisable       Unexercisable
----                   ------------  ------------ -----------   -------------       -----------       -------------
Lawrence N. Smith           0            0          48,266           --            201,296(2)            --
T. A. Grell, Jr.            0            0            --           15,000              --                --(3)
Harvard Birdsong            0            0            --           15,000              --                --(4)
Debra C. Dyckman          3,333      53,328(5)      21,065           --             71,690(6)            --

-------------
(1) The closing price of the Company's Common Stock on AMEX ("Closing Price") on December 31, 1999 was $8.625 per share.
(2) 26,666 of the options are exercisable at $3.00 per share and 21,600 of the options are exercisable at $6.25 per share.
(3) 14,571 of the options are exercisable at $17.87 per share and 429 of the options are exercisable at $21.75 per share.
(4)  The exercise price of these options is $15.75 per share.
(5) The exercise price of these options was $3.00 per share and the Closing Price on July 6, 1999, the date of exercise, was $19.00 per share.
(6) 6,665 of the options are exercisable at $3.00 per share and 14,400 of the options are exercisable at $6.25 per share.

Retirement Savings Plan

         Mr. Smith and other eligible employees are eligible to participate in the Bank's Retirement Savings Plan ("Plan"). The Plan is a combined 401(k) profit sharing, stock bonus and employee stock ownership plan, which means that contributions may be made by the Bank to the Plan in either cash or Company Common Stock and are derived from current or accumulated profits. The Plan's assets may be invested in shares of Company Common Stock purchased either directly from the Company or from third parties. The Plan's 401(k) provisions permit employees to contribute to the Plan through voluntary payroll savings on a pretax basis. These contributions are matched by the Bank in an amount equal to 50% of payroll savings contributions made by employees, up to 6% of an employee's total compensation.

Retirement Benefits and Key Man Insurance Policies

         During 1996, the Board of Directors of the Bank approved a plan for the payment of retirement benefits to certain key employees and entered into limited binding agreements with these key employees. Under the terms of the plan, the Bank may fund the liabilities associated with this plan with life insurance contracts. In connection with funding the projected retirement benefits, the Bank paid premiums on applicable life insurance contracts in the amount of approximately $646,445 during 1999, and may continue to pay, in its sole discretion, the same annual amount of insurance premiums over the next three years. The Bank owns the insurance polices and, under the plan, upon the death of the individual officer the Bank will recoup all the premiums advanced.

Stock Option Plans

         The Company has three stock option plans under which its directors and officers have been granted options. These plans were initially adopted by the Bank and were converted into plans of the Company when the Plan of Reorganization became effective. The 1993 Long-Term Incentive Plan (the "1993 Plan") provided for the issuance of options to purchase shares of Company Common Stock to key employees of the Company. The 1994 Long-Term Director Incentive Plan ("1994 Plan") provided for the issuance of options to purchase shares of Company Common Stock to directors as specified in the Plan.

         The 1996 Long-Term Incentive Plan ("Incentive Plan"), as amended, provides for the issuance of options to purchase 87,500 shares of Company Common Stock to directors, 82,500 of which options have been granted, and permits the grant of options to purchase up to 160,000 shares of Company Common Stock to key employees of the Company, all of which options have been granted. At the Company's 1999 Annual Meeting, the Company's shareholders approved an amended and restated Incentive Plan that, in addition to other amendments, authorized the issuance to directors and key employees of options to purchase an additional 150,000 shares of Common Stock. Under the terms of the Incentive Plan, the Board has the discretion to allocate these 150,000 shares among option awards to key employees and directors. Since the Incentive Plan was amended to authorize the issuance of 150,000 additional option shares, a total of 114,429 options have been granted to key employees pursuant to the Incentive Plan.

Compensation of Directors

         Directors who are employees of the Company or the Bank do not receive any extra compensation for attendance at Board or Committee meetings of the Company or the Bank. The members of the Company's Board of Directors and Bank's Board of Directors are currently the same and directors do not receive separate compensation for serving on the Company's Board of Directors. During 1999, non-employee directors of the Bank received compensation for their service on the Bank's Board of Directors in the amount of $1,250 for each meeting attended. In addition, an annual retainer of $12,000 was paid to the Chairman of the Bank's Board and an annual retainer of $10,000 was paid to the Bank's other non-employee directors. Non-employee directors also received $500 for each Audit Committee and Compensation Committee meeting attended.

Executive Officer Employment Agreements

         The Bank has entered into an Employment Agreement with Lawrence N. Smith dated January 1, 1999, pursuant to which Mr. Smith serves as the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank ("Smith Employment Agreement"). The initial term of the Smith Employment Agreement is 5 years. Under the terms of the Smith Employment Agreement, Mr. Smith's initial annual base salary was required to be at least $262,500. In 1999, Mr. Smith's annual salary was $262,500. Mr. Smith's current annual salary under the Smith Employment Agreement is $275,625. On an ongoing basis, the Bank's Board of Directors will determine Mr. Smith's annual salary in a manner commensurate with his position and performance. Mr. Smith is also eligible to participate in benefit, disability and retirement plans and in bonus programs as determined by the Company's and Bank's Boards of Directors from time to time. In January 2000, Mr. Smith was granted options to purchase 20,000 shares pursuant to the Incentive Plan, 10,000 of which are exercisable at $9.12 per share and 10,000 of which are exercisable at $18.50 per share.

         If the Bank terminates Mr. Smith's employment "without cause", the Bank is required to pay Mr. Smith his regular base salary for the lesser of (i) the remainder of the initial five year term or (ii) a three year period following termination; provided, however, that no such payments would be payable after the date Mr. Smith violated the non-competition covenants set forth in the Smith Employment Agreement. Upon a "change of control" of the Company in which Mr. Smith is not given reasonably equivalent duties, responsibilities and compensation, Mr. Smith's employment with the Bank may be terminated or he may resign and in either case Mr. Smith will be entitled to receive a one time payment of 2.99 times the average of his regular base salary for the three year period prior to the change of control (or, if he has been employed less than three years at the time of the change of control, a one time payment of 2.99 times his regular base salary then in effect.)

     In addition to the Smith Employment Agreement, the Bank has entered into an Employment Agreement with T.A. Grell, Jr. dated January 1, 1999 ("Grell Employment Agreement"), pursuant to which Mr. Grell serves as President of the Bank. The Grell Employment Agreement has substantially the same terms as the Smith Employment Agreement, except that Mr. Grell's annual base salary in 1999 was $200,000. Mr. Grell's current annual salary under the Grell Employment Agreement is $210,000. In January 1999, Mr. Grell was granted options pursuant to the Incentive Plan to purchase 5,000 shares at $9.12 per share.

         The Bank has also entered into written employment agreements with its other executive officers, including Debra C. Dyckman and Harvard Birdsong. These employment agreements are substantially similar to the Grell Employment Agreement, except that (i) initial annual base salaries differ from employee to employee and (ii) severance payments upon termination of employment without cause generally would be made for the lesser of the remainder of the initial term of the agreements or eighteen months following termination of employment. The current annual salary under Ms. Dyckman's employment agreement is $106,050 and the current annual salary under Mr. Birdsong's employment agreement is $115,763. In January 1999, each of Ms. Dyckman and Mr. Birdsong was granted options to purchase 2,500 shares at $9.12 per share pursuant to the Incentive Plan.

         The employment agreements of the Bank's retail mortgage division executive officers (i) have an initial term of two years, (ii) provide for severance payments upon termination without cause for only the remainder of the term of the agreements and (iii) provide for change of control payments of two times base salary.

Compensation Committee Interlocks and Insider Participation

         No member of the Company's Compensation Committee was an officer or employee of the Company during 1999. During 1999, Lawrence Smith served on the Compensation

Committee of Heilig-Meyers Company, a public company, but no directors, officers or other employees of Heilig-Meyers other than Mr. Smith served (or currently serve) on the Company's or the Bank's Boards of Directors or any committees thereof. In addition, during 1999 John Bernhardt served on the Compensation Committee of Dominion Resources, Inc., also a public company, but no directors, officers or other employees of Dominion Resources other than Mr. Bernhardt served (or currently serve) on the Company's or the Bank's Boards of Directors or any committees thereof. During 1999, no executive officer of the Company other than Mr. Smith served as a member of the Compensation Committee of another entity, nor did any executive officer of the Company serve as a director of another entity, one of whose executive officers served on the Company's Compensation Committee. Three members of the Compensation Committee, Alfred Abiouness, Russell Kirk and Elizabeth Twohy, have outstanding loans with the Bank. Each of these loans was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. See " - Certain Relationships and Related Transactions" below.

Compensation Committee Report Concerning Compensation of Certain Executive Officers

         This report describes the Company's executive officer compensation strategy, the components of the compensation program and the manner in which the 1999 compensation determinations were made for the Company's President and Chief Executive Officer, Lawrence N. Smith, and the Company's and Bank's other executive officers (collectively "Executive Officers").

         In addition to the information set forth above under "Executive Compensation," the Compensation Committee is required to provide shareholders a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting the Company's Executive Officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Company's Board of Directors, has prepared the following report for inclusion in this Proxy Statement. None of the members of the Compensation Committee are executive officers or employees of the Company.

Compensation Philosophy

         The compensation of the Company's Executive Officers is designed to attract, retain, motivate and reward qualified, dedicated executives, and to directly link compensation with (i) the Executive Officer's previous and anticipated performance, (ii) the contributions and responsibilities of the Executive Officer to the Company and (iii) the Company's profitability. None of these three factors is given more relative consideration than any other. The principal components of an Executive Officer's compensation package in 1999 were
(i) a base salary at a stated annual rate, together with certain other benefits as may be provided from time to time and (ii) discretionary cash bonuses. See "
- Bonus Program" below. In addition, stock option awards have been made in the past, and will continue to be made in the future, to the Company's Executive Officers pursuant to the Company's Incentive Plan. In 1999, the Compensation Committee granted options to purchase an aggregate of 90,500 shares of Common Stock to key employees pursuant to the Incentive Plan.

Employment Agreements

         The Company and the Bank have entered into Employment Agreements with certain Executive Officers. The Compensation Committee believes that written employment agreements are necessary to attract and retain a quality management team and are consistent with the Company's compensation philosophy. To strengthen the Company's and Bank's ability to retain quality management, numerous written employment agreements were entered into between the Bank and certain Executive Officers effective January 1, 1999. The principal terms of these employment agreements are described under "- Executive Officer Employment Agreements" above.

Bonus Program

         The Bank has historically awarded annual cash bonuses to Executive Officers based upon individual performance and financial performance of the Company and the Bank. 1999 bonus awards to Executive Officers are reflected in the "Summary Executive Compensation Table" above. The Compensation Committee expects that such bonuses will continue to be awarded in the future.

1996 Long-Term Incentive Plan

         The Board and the Compensation Committee strive to compensate key employees of the Company and the Bank in a manner that aligns closely the interests of such key employees with the interests of the Company's shareholders. In furtherance of this goal, in 1996 the Board adopted the Incentive Plan, which was approved by shareholders. The purpose of the Incentive Plan is to support the business goals of the Company and to attract, retain and motivate management officials of high caliber by providing incentives that will, through the award of options to acquire the Company's Common Stock, associate more closely the interests of Executive Officers and key employees of the Company and the Bank with the interests of the Company's shareholders. In 1999, the Compensation Committee granted options to purchase an aggregate of 90,500 shares of Common Stock to Executive Officers pursuant to the Incentive Plan.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

         Section 162(m) of the Internal Revenue Code ("162(m)") precludes the Company from taking a deduction for compensation in excess of $1 million for the Chief Executive Officer or certain of its other highest paid officers. Certain performance based compensation, however, is specifically exempt from the deduction limit. The Compensation Committee does not believe that 162(m) will impact the Company in 2000 because it is not anticipated that compensation in excess of $1 million will be paid to any employee of the Company.

                              . Alfred E. Abiouness
                              . John B. Bernhardt
                              . Thomas W. Hunt
                              . Louis R. Jones
                              . A. Russell Kirk
                              . Elizabeth A. Twohy

         THE PRECEDING "COMPENSATION COMMITTEE REPORT CONCERNING COMPENSATION OF CERTAIN EXECUTIVE OFFICERS," AND THE STOCK PERFORMANCE GRAPH BELOW, SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

Company Stock Price Performance

         The following graph shows a comparison of cumulative total shareholder returns for (i) the Company, (ii) the S & P 500 Stock Index, and (iii) the SNL Southeast Bank Index for the period beginning December 31, 1994 and ending December 31, 1999. The trading history of the Company's Common Stock set forth below for periods prior to the implementation of the Plan of Reorganization reflects performance of the Bank's Common Stock on NASDAQ. Effective July 23, 1998, the Company's Common Stock began trading on the American Stock Exchange ("AMEX") instead of the NASDAQ National Market System. The total shareholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S & P 500 Stock Index, and the SNL Southeast Bank Index, including reinvestment of dividends.

            Comparison of Cumulative Total Return Among The Company,
                             S & P 500 Stock Index,
                          and SNL Southeast Bank Index


                                    [GRAPH]


                                                           Return       Return      Return       Return        Return
                                         December 31,     December     December    December     December   December 1999
                                            1994            1995         1996        1997         1998
Resource Bankshares Corporation            100.00          186.36       311.67      740.00       709.12        328.54
S & P 500 Stock Index                      100.00          137.58       169.03      225.44       289.79        350.78
SNL Southeast Bank Index                   100.00          149.98       205.88      312.10       332.25        261.46

Certain Relationships and Related Transactions

         The directors and executive officers of the Company and the Bank, and their family members and certain business organizations and individuals associated with each of them, have been customers of the Bank, have had normal banking transactions, including loans, with the Bank, and are expected to continue to do so in the future. As of December 31, 1999, the Bank had aggregate direct and indirect loans to the directors and executive officers of the Company and the Bank totaling approximately $5.88 million, which represented approximately 37.1% of the Company's shareholders' equity as of that date. Each of these transactions was made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who beneficially own more than 10% of a registered class of equity securities of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the Securities and Exchange Commission ("SEC") and AMEX. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a) for 1999 were met in a timely manner by its directors, officers and greater than 10% beneficial owners, except that four separate gifts of Common Stock by Mr. Kirk in December 1999 were not reported until March 2000 on a Form 5.

               PROPOSAL 4. RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has selected and approved Goodman & Company, L.L.P. ("Goodman & Company") as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2000, and the Board of Directors desires that such appointment be ratified by the Company's shareholders. Goodman & Company audited the Company's financial statements for the fiscal years ended December 31, 1998 and December 31, 1999, and audited the Bank's financial statements from 1992 through 1997. A representative of Goodman & Company will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

OTHER MATTERS

         The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by the Proxy will be voted on such matters in accordance with the discretion of the holders of such Proxy.

SUBMISSION OF PROPOSALS AND OTHER MATTERS RELATED TO 2001 ANNUAL MEETING

         The next Annual Meeting will be held on or about May 24, 2000. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company's proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December [21,] 2000. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is March [6,] 2001. All such proposals and notifications should be sent to Lawrence N. Smith, President and Chief Executive Officer, at 3720 Virginia Beach Boulevard, Virginia Beach, Virginia 23452.

         Under the terms of the Company's bylaws, March [6,] 2001 is also the deadline for shareholders to notify the Company of an intention to nominate candidates for directors at the next Annual Meeting. Such nominations must comply with the notice provisions included in the

Company's bylaws. These notice provisions require that nominations by shareholders of director candidates set forth the following information: (1) as to each individual nominated (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock or other equity interest of any corporation or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered under the Exchange Act, (v) whether in the last five years such nominee has been convicted in a criminal proceeding or been subject to certain other legal proceedings, including bankruptcies, and (vi) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act had the nominee been nominated by the Board of Directors; and (2) as to the person submitting the nomination notice and any person acting in concert with such person, (i) the name and business address of such person, (ii) the name and address of such person as they appear on the Company's books, (iii) the class and number of shares of the Company that are beneficially owned by such person, (iv) a representation that the shareholder
(A) is a holder of record of Common Stock of the Company entitled to vote at the meeting at which directors will be elected and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder. Generally, nominations are required to be delivered to the Company not later than 45 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders.

GENERAL

         The Company's 1999 Annual Report to Shareholders accompanies this Proxy Statement. The 1999 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies. Upon written request, the Company will provide shareholders with a copy of its Annual Report on Form 10-K for the year ended December 31, 1999 (the "Form 10-K"), as filed with the SEC, without charge. Please direct written requests for a copy of the Form 10-K to: Lu Ann Klevecz, Assistant Vice President-Corporate Communications, Resource Bank, 3720 Virginia Beach Boulevard, Virginia Beach, Virginia 23452.

              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY

                       By Order of the Board of Directors


                                April [20,] 2000

                                    EXHIBIT A
                                    ---------

                Proposed Amendments to Articles of Incorporation
                       (To be added as a new Article VII)

         (a) Classified Board of Directors. Commencing with the 2000 Annual Meeting, the Board of Directors shall be divided into three classes, Class A, Class B and Class C, as nearly equal in number as possible. At the 2000 annual meeting of shareholders, directors of the first class (Class A) shall be elected to hold office for a term expiring at the 2001 annual meeting of shareholders, directors of the second class (Class B) shall be elected to hold office for a term expiring at the 2002 annual meeting of shareholders, and directors of the third class (Class C) shall be elected to hold office for a term expiring at the 2003 annual meeting of shareholders. At each annual meeting of shareholders after the 2000 annual meeting, the successors to the class of directors whose terms shall then expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When and if the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

         (b) Removal of Directors by Shareholders. Any director elected by the holders of the Corporation's common stock may only be removed by shareholders for cause. For purposes of this provision, the term "cause" shall mean engaging in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

                         RESOURCE BANKSHARES CORPORATION
                        Proxy Solicited on Behalf of the
                             Board of Directors for
                         Annual Meeting of Shareholders
                             to be Held May 25, 2000


         The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated April ___, 2000, hereby appoints Lawrence N. Smith and John B. Bernhardt (each with power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Resource Bankshares Corporation held of record by the undersigned on April 3, 2000, at the Annual Meeting of Shareholders to be held on May 25, 2000 and any adjournment thereof.

                             THE BOARD OF DIRECTORS
                             RECOMMENDS A VOTE "FOR"
                            PROPOSALS 1, 2, 3, AND 4

1. Amendment to Company's Articles of Incorporation to create a classified Board of Directors with staggered three year terms.

         [_] FOR             [_]    AGAINST          [_]  ABSTAIN

2. Amendment to Company's Articles of Incorporation to provide that directors may only be removed by shareholders for cause.

         [_] FOR             [_]    AGAINST          [_]  ABSTAIN

3    ELECTION OF DIRECTORS

     3.1 To elect the following Class A directors to hold office for a term of one year.

                               Louis R. Jones
                               A. Russell Kirk

     3.2 To elect the following Class B directors to hold office for a term of two years.

                               Alfred E. Abiouness
                               Elizabeth A. Twohy

     3.3 To elect the following Class C directors to hold office for a term of three years.

                               John B. Bernhardt
                               Thomas W. Hunt
                               Lawrence N. Smith

     If proposal 1 related to the creation of a classified Board of Directors is not approved, all director-nominees elected at the Annual Meeting will serve a one year term.

     FOR all nominees listed (except as indicated below to the contrary)  [_]

     WITHHOLD AUTHORITY to vote for all nominees listed                   [_]

         (INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee's name on the line provided below.)

              ---------------------------------------------------

4. TO RATIFY the appointment by the Board of Directors of Goodman & Company, L.L.P. as the Company's independent auditors for the year ending December 31, 2000

         [_] FOR             [_]    AGAINST          [_]  ABSTAIN

5. IN THEIR DISCRETION, on such other matters as may properly come before the meeting, or, if any nominee listed in Proposal 3 above is unable to serve for any reason, to vote or refrain from voting for a substitute nominee or nominees.

     This proxy is revocable at any time prior to its exercise. This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted for Proposals 1, 2, 3, and 4.

                                                      Please sign your name(s)
                                                 exactly as they appear hereon.
                                                 If signer is a corporation,
                                                 please sign the full corporate
                                                 name by duly authorized
                                                 officer. If an attorney,
                                                 guardian, administrator,
                                                 executor, or trustee, please
                                                 give full title as such. If a
                                                 limited liability company or
                                                 partnership, sign in limited
                                                 liability company or
                                                 partnership name by authorized
                                                 person.

                                                 Date: __________________, 2000


                                                 -------------------------------

                                                 -------------------------------

                                                 Please complete, date, sigand
                                                 return this proxy promptly in
                                                 the accompanying envelope.